EXHIBIT 23.2


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS


We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the 1992 Stock Incentive Plan of The National Registry, Inc. of our report dated March 27, 1998, except for Note 10 as to which the date is April 3, 1998, with respect to the financial statements of The National Registry, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



Tampa, Florida                               /s/ Ernst & Young LLP
March 11, 1999